REVOCABLE PROXY

                    TRENTON SAVINGS BANK
                 ANNUAL MEETING OF STOCKHOLDERS
                         April 25, 1997

     The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Trenton Country Club, Sullivan Way, West Trenton, New Jersey, on April 25, 1997 at 10:00 a.m. New Jersey time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                               VOTE
                                                       FOR   WITHHELD

1. The election as director of the nominee listed below.

   John B. Sill, Jr.                                   / /    / /

                                                       FOR   AGAINST   ABSTAIN
2. The approval of an Agreement and Plan of            / /    / /        / /
   Reorganization (the "Plan of Reorganization")
   providing for the establishment of Peoples
   Bancorp, Inc. (the "Stock Holding Company") as
   a stock holding company parent of the Bank which
   stock holding company will be majority owned by
   Peoples Bancorp, MHC (the "Mutual Holding Company"),
   the Bank's mutual holding company.  Pursuant to the
   Plan of Reorganization:  (i) the Bank will become
   a wholly owned subsidiary of the Stock Holding
   Company which will become a majority owned subsidiary
   of the Mutual Holding Company, and (ii) each
   outstanding share of common stock, par value $.10 per
   share, of the Bank will be converted into one share
   of common stock, par value $.10 per share, of the
   Stock Holding Company.

                                                       FOR   AGAINST   ABSTAIN
3. The ratification of the appoint of KPMG Peat        / /    / /        / /
   Marwick, LLP as auditors for the fiscal year
   ending December 31, 1997.


The Board of Directors recommends a vote "FOR" each of the listed proposals.


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THE SIGNED PROXY MUST BE RETURNED TO THE BANK FOR YOUR VOTE TO BE
COUNTED. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS
PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Bank at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of notice of the Meeting, a proxy statement dated March 14, 1997, and audited financial statements.

Dated: ------------, 1997          / /  Check Box if You Plan to
                                        Attend Annual Meeting

------------------------------     ------------------------------
PRINT NAME OF STOCKHOLDER          PRINT NAME OF STOCKHOLDER


------------------------------     ------------------------------
SIGNATURE OF STOCKHOLDER           SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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   Please complete and date this proxy and return it promptly in the enclosed postage-prepared envelope.
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